UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Section 240.14a-12

TippingPoint Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

3Com Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

Filed by 3Com Corporation
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

Subject Company: TippingPoint Technologies, Inc.
Commission File No.: 001-15715

For more information, contact:

Joseph Vukson	Adam Chibib
3Com Corporation	TippingPoint Technologies, Inc.
508-323-1228	512-681-8000
joseph_vukson@3com.com	investors@tippingpoint.com

3COM AND TIPPINGPOINT ANNOUNCE EARLY TERMINATION OF
HART-SCOTT-RODINO ACT WAITING PERIOD

MARLBOROUGH, Mass. and AUSTIN, Texas — January 13, 2005 — 3Com Corporation (NASDAQ: COMS) and TippingPoint Technologies, Inc. (NASDAQ: TPTI) announced today that the Antitrust Division of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to TippingPoint’s proposed merger with a wholly-owned subsidiary of 3Com Corporation.

On December 13, 2004, 3Com and TippingPoint announced that they had entered into a definitive merger agreement for 3Com to acquire TippingPoint for $47 per share.  Consummation of the merger remains subject to other customary conditions, including approval by TippingPoint’s stockholders.

TippingPoint will hold a special meeting of stockholders on Monday, January 31, 2005, at 8:00 a.m. Central time in The Brazos Room of the Renaissance Austin Hotel, located at 9721 Arboretum Boulevard, Austin, Texas, for the purpose of voting on adoption of the merger agreement among TippingPoint, 3Com and the 3Com subsidiary.  Stockholders of record of TippingPoint as of the close of business on Monday, January 3, 2005 will be entitled to vote at the special meeting.

About 3Com Corporation

3Com is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes.  3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. When customers exercise choice, their choice is 3Com.  For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.

About TippingPoint Technologies

TippingPoint is a leading provider of network-based intrusion prevention systems that deliver in-depth Application Protection, Infrastructure Protection, and Performance Protection for corporate enterprises, government agencies, service providers and academic institutions. Our innovative approach offers customers unmatched network-based security with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas, and can be contacted through its Web site at http://www.tippingpoint.com or by telephone at 1-88UNITYONE.

3Com and the 3Com logo are registered trademarks of 3Com Corporation. All other company and product names may be trademarks of their respective holders. TippingPoint Technologies and the TippingPoint logo are registered trademarks of TippingPoint.

Investor Notices

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about (i) the consummation of the pending acquisition of TippingPoint by 3Com, the benefits of the pending acquisition and the expected timing of the consummation of the acquisition and (ii) the addressable market for IPS and expected growth in that market. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the following: approval of the acquisition by the stockholders of TippingPoint; the satisfaction of the conditions to the closing of the acquisition, including the receipt of regulatory approvals; the ability to realize the anticipated benefits or synergies of the transaction in a timely manner or at all; and trends in the networking industry. Additional information relating to the uncertainty affecting TippingPoint’s and 3Com’s businesses are contained in their filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and TippingPoint and 3Com do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

TippingPoint has filed a definitive proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER MATERIALS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TIPPINGPOINT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by TippingPoint with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to William J. Murphy at 512-681-8320.

TippingPoint’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the TippingPoint stockholders in connection with the proposed transaction. Information about TippingPoint’s directors and officers can be found in TippingPoint’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement and other documents regarding the proposed transaction.